Exhibit 4.5

PEPSICO SINGAPORE FINANCING I PTE. LTD.
as Issuer

PEPSICO, INC.
as Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

INDENTURE

Dated as of February 12, 2024

Providing for Issuance of Debt Securities

TABLE OF CONTENTS

i

ARTICLE 14 Guarantee

Section 14.01.	The Guarantee	52
Section 14.02.	Guarantee Unconditional	52
Section 14.03.	Discharge; Reinstatement	52
Section 14.04.	Waiver by the Guarantor	52
Section 14.05.	Subrogation and Contribution	52
Section 14.06.	Stay of Acceleration	52
Section 14.07.	Limitation on Amount of Guarantee	53
Section 14.08.	Execution and Delivery of Guarantee	53
Section 14.09.	Release of Guarantee	53

THIS INDENTURE, among PEPSICO SINGAPORE FINANCING I PTE. LTD., a private company limited by shares incorporated under the laws of the Republic of Singapore (hereinafter called the “Issuer”), PEPSICO, INC., a North Carolina corporation (hereinafter called the “Guarantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (hereinafter called the “Trustee”), is made and entered into as of this 12th day of February, 2024.

Recitals of the Issuer and the Guarantor

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured debentures, notes, bonds, and other evidences of indebtedness, to be issued in one or more fully registered series.

The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the guarantee of the Issuer’s unsecured debentures, notes, bonds, and other evidences of indebtedness issued hereunder.

The Guarantor beneficially owns 100% of the issued and outstanding share capital of the Issuer and each series of the Securities (as hereinafter defined) of the Issuer to be issued pursuant to this Indenture shall be guaranteed by the Guarantor.

All things necessary to make this Indenture a valid agreement of the Obligors (as hereinafter defined), in accordance with its terms, have been done.

Agreements of the Parties

To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued, and delivered, and in consideration of the premises thereof, and the purchase of Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders from time to time of the Securities or of any series thereof, as the case may be:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)          all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;

(c)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(d)          all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

“Act,” when used with respect to any Securityholder (as hereinafter defined), has the meaning specified in Section 1.04.

“Affiliate” of any specified Person (as hereinafter defined) means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities of one or more series under Section 6.14.

“Authentication Order” has the meaning specified in Section 3.03.

“Authorized Officer” means, when used with respect to either Obligor, the Chairman, any Vice Chairman, any Director, the Chief Executive Officer, the Chief Financial Officer, any Deputy Chief Financial Officer, any Senior Vice President, any Vice President, the General Counsel, any Assistant General Counsel, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary and any Assistant Secretary of such Obligor; and any other officer of such Obligor designated to act in the name of such Obligor pursuant to a Board Resolution of such Obligor.

“Authorized Person” means (i) when used with respect to the Issuer, any Authorized Signatory of the Issuer and (ii) when used with respect to the Guarantor, any Authorized Officer of the Guarantor.

“Authorized Person Certificate” means a certificate signed by one or more Authorized Persons of the Issuer and one or more Authorized Persons of the Guarantor, and delivered to the Trustee.

“Authorized Signatory” means, (i) when used with respect to the Issuer, (a) any Authorized Officer of the Issuer and (b) any Authorized Officer of the Guarantor designated to act in the name of the Issuer pursuant to a Board Resolution of the Issuer and (ii) when used with respect to the Guarantor, any Authorized Officer of the Guarantor.

“Board of Directors” means, as to either Obligor, (i) the board of directors or managers, as applicable, of such Obligor, (ii) any duly authorized committee of such board, or (iii) any officer, director, or authorized representative of such Obligor, in each case duly authorized by such board to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or any Assistant Secretary of an Obligor (or, in the case of the Issuer, any Authorized Signatory thereof) to have been duly adopted by the Board of Directors of such Obligor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means (except, with respect to any particular series of Securities, as may be otherwise provided in the form of such Securities) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in New York City.

“Chairman” means, as to either Obligor, the Chairman of the Board of Directors of such Obligor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable depreciation, amortization, and other valuation reserves) of the Guarantor and its Restricted Subsidiaries, after deducting therefrom (i) all current liabilities of the Guarantor and its Restricted Subsidiaries (excluding any such liabilities that are intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Guarantor and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 600, New York, New York 10005, Attention: Global Corporate Trust and Custody Services, Administrator for PepsiCo Singapore Financing I Pte. Ltd.

“corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.

“Covenant Defeasance” has the meaning specified in Section 4.03.

“Debt” has the meaning specified in Section 10.06.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 4.02.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Issuer pursuant to Section 3.01, unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the “Depositary” with respect to the Securities of that series.

“Electronic Means” means any of the following communication methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equivalent Government Securities” means, in relation to Securities denominated in a currency other than U.S. dollars, securities of the government that issued the currency in which such Securities are denominated or securities of government agencies backed by the full faith and credit of such government.

“Event of Default” has the meaning specified in Article 5.

“Guarantee” means the guarantee of Securities of any series by the Guarantor pursuant to this Indenture.

“Guarantor” means PepsiCo, Inc., unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder,” “Securityholder” and “Holder of Securities” means a Person in whose name a Security is registered in the Security Register (as hereinafter defined).

“Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of any particular series of Securities established as contemplated by Section 3.01.

“Interest Payment Date,” when used with respect to any series of Securities, means any date on which an installment of interest on those Securities is scheduled to be paid.

“Issuer” means PepsiCo Singapore Financing I Pte. Ltd., unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Maturity,” when used with respect to any Security, means the date on which the principal amount outstanding under such Security or an installment of principal amount outstanding under such Security becomes due and payable, as therein or herein provided, whether on the Scheduled Maturity Date (as hereinafter defined), by declaration of acceleration, call for redemption, or otherwise.

“Mortgage” is defined in Section 10.06.

“Obligor Request” and “Obligor Order” mean a written request, order, or consent signed in the name of each Obligor by one or more Authorized Persons of each Obligor, and delivered to the Trustee.

“Obligors” means, collectively, the Issuer and the Guarantor.

“Opinion of Counsel” means a written opinion of counsel to an Obligor, which counsel may be an employee of either Obligor or other counsel who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which is initially sold at a discount from the principal amount thereof and the terms of which provide that upon redemption or acceleration of the Maturity thereof, an amount less than the principal amount thereof would become due and payable.

“Outstanding,” when used with respect to any particular Securities or to the Securities of any particular series means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i)          such Securities theretofore canceled by the Trustee or delivered by the Issuer to the Trustee for cancellation;

(ii)         such Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent (as hereinafter defined) other than the Issuer, or, if the Issuer shall act as its own Paying Agent, has been set aside and segregated in trust by the Issuer; provided, in any case, that if such Securities are to be redeemed prior to their Scheduled Maturity Date, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)        such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 3.06 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid, and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof. In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given a direction concerning the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of any series of Securities to the waiver of any past default and its consequences, Securities owned by the Issuer, the Guarantor or any other obligor upon the Securities, or any Affiliate of the Issuer, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantor or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, the Guarantor or such other obligor.

“Paying Agent” means, with respect to any Securities, any Person appointed by or on behalf of the Issuer to distribute amounts payable by the Issuer on such Securities. If at any time there shall be more than one such Person, “Paying Agent” as used with respect to the Securities of any particular series shall mean the Paying Agent with respect to Securities of that series. As of the date of this Indenture, the Issuer has appointed U.S. Bank Trust Company, National Association as Paying Agent with respect to all Securities issuable hereunder.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

“Place of Payment” means with respect to any series of Securities issued hereunder the city or political subdivision so designated with respect to the series of Securities in question in accordance with the provisions of Section 3.01.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed, mutilated, or stolen Security shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Security.

“Principal Property” means any single manufacturing or processing plant, office building, or warehouse owned or leased by the Guarantor or a Restricted Subsidiary other than a plant, warehouse, office building, or portion thereof which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.

“Record Date” means any date as of which the Holder of a Security will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price specified in the Security at which it is to be redeemed pursuant to this Indenture.

“Repayment Date,” when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.

“Repayment Price,” when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.

“Responsible Officer,” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means at any time any Subsidiary of the Guarantor except a Subsidiary which is at the time an Unrestricted Subsidiary.

“Scheduled Maturity Date,” when used with respect to any Security, means the date specified in such Security as the date on which all outstanding principal and interest will be due and payable.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.

“Security Register” shall have the meaning specified in Section 3.05.

“Security Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Security Registrar is appointed by the Issuer.

“Senior Indebtedness” means, with respect to either Obligor, all obligations or indebtedness of, or guaranteed or assumed by, such Obligor, whether or not represented by bonds, debentures notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness, unless in the instrument creating or evidencing any such indebtedness or obligations or pursuant to which the same is outstanding it is specifically stated, at or prior to the time such Obligor becomes liable in respect thereof, that any such obligation or indebtedness or such amendment, renewal, extension, modification and refunding thereof is not Senior Indebtedness of such Obligor.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Specified Currency” has the meaning specified in Section 3.01.

“Subordinated Security” means any security issued under this Indenture which is designated as a Subordinated Security.

“Subsidiary” of any specified corporation means any entity at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the specified corporation or by one or more of its Subsidiaries, or both.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as in force as of the date hereof, except as provided in Section 9.05.

“Trustee” means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder, and if at any time there is more than one such party, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series. If Trustees with respect to different series of Securities are trustees under this Indenture, nothing herein shall constitute the Trustees co-trustees of the same trust, and each Trustee shall be the trustee of a trust separate and apart from any trust administered by any other Trustee with respect to a different series of Securities.

“Unrestricted Subsidiary” means any Subsidiary of the Guarantor (not at the time designated a Restricted Subsidiary) (i) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services, or other similar operations, or any combination thereof, (ii) substantially all the assets of which consist of the capital stock of one or more such Subsidiaries, or (iii) designated as such by the Board of Directors of the Guarantor; provided that such designation will not constitute a violation of the terms of the Securities. Any Subsidiary designated as a Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless such designation will constitute a violation of the terms of the Securities.

“U.S. Government Obligations” means (i) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (ii) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (i) and (ii), and any payment of interest or principal payable under any of the securities described in the preceding clauses (i) and (ii) that is held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.

“U.S. Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“Vice President,” when used with respect to either Obligor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock,” as applied to the stock of any corporation, means stock of any class or classes (however designated), the outstanding shares of which have, by the terms thereof, ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such power only by reason of the happening of a contingency.

Section 1.02. Authorized Person Certificates and Opinions. Every Authorized Person Certificate, Opinion of Counsel, and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee (except for the Authorized Person Certificate required by Section 10.04) shall include the following:

(a)           a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions herein relating thereto;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Person of either Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such Authorized Person knows that any such certificate, opinion, or representation is erroneous. Any Opinion of Counsel for either Obligor may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Person of either Obligor, unless such counsel knows that any such certificate, opinion, or representation is erroneous.

Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.

Section 1.04. Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Obligors. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into U.S. dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by a certificate provided by a financial institution, selected by the Issuer, that maintains an active trade in the currency in question, acting as conversion agent) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Obligors, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Securities shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable date.

(d)          If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, by a Board Resolution of the Issuer, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such Record Date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind each subsequent Holder of such Security, and each Holder of any Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee, the Issuer or the Guarantor in reliance upon such action, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, etc., to Trustee, Issuer and Guarantor. Any request, order, authorization, direction, consent, waiver, or other action to be taken by the Trustee, either Obligor or the Securityholders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Obligors with respect to any action taken or to be taken by the Trustee, the Obligors or the Securityholders hereunder, shall be sufficient if made in writing and

(a)          (if to be furnished or delivered to or filed with the Trustee by the Obligors or any Securityholder) delivered to the Trustee at its Corporate Trust Office, Attention: Corporate Finance, or

(b)          (if to be furnished or delivered to the Obligors by the Trustee or any Securityholder, and except as otherwise provided in Section 5.01(d) and, in the case of a request for repayment, except as specified in the Security carrying the right to repayment) mailed to the Obligors, first-class postage prepaid, at the principal office of the Guarantor (as specified in its most recent filing with the Commission), Attention: Treasurer, or at any other address hereafter furnished in writing by the Issuer or the Guarantor to the Trustee.

Section 1.06. Notice to Securityholders; Waiver. Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Security) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Security for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture or the applicable Security, then any method of notification as shall be satisfactory to the Trustee and the Obligors shall be deemed to be sufficient for the giving of such notice.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Obligors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Security Registrar, any Paying Agent, and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction; Agent for Service of Process. This Indenture shall be governed by and construed in accordance with the laws of the State of New York.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR SECURITIES OF ANY SERIES ISSUED HEREUNDER OR THE RELATED GUARANTEES.

Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or Securities of any series issued hereunder or the related Guarantees. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any party has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, such party irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

The Issuer hereby irrevocably appoints the Guarantor as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it by courier and by certified mail (return receipt requested), fees and postage prepaid, at the office of such agent. The Issuer waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Guarantor represents and warrants that the Guarantor has agreed to act as the Issuer’s agent for service of process, and the Obligors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Upon a substitution of the Guarantor for the Issuer pursuant to Section 8.03 hereof with respect to any series of Securities then Outstanding, the appointment of the Guarantor as the Issuer’s agent for service of process set forth in this paragraph shall cease to be in full force and effect without any further action by the Issuer or the Guarantor with respect to such series of Securities then Outstanding to which such substitution applied.

Section 1.13. Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The signature of any Person on this instrument may be manual or facsimile (including, for the avoidance of doubt, electronic). The Obligors and the Trustee acknowledge that for purposes of this Indenture, manually affixing a signature by Electronic Means shall constitute a manual signature. The Trustee shall not have any duty to confirm that the person sending any signature, notice, instruction or other communication by Electronic Means is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Each of the Obligors assumes all risks arising out of the use of electronic signatures and Electronic Means to send or transmit such to the Trustee, including without limitation, the risk of the Trustee acting on an unauthorized signature, notice, instruction or other communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any electronic signature or signature transmitted by Electronic Means.

Section 1.14. Judgment Currency. Each Obligor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court with respect to the Securities of any series or the related Guarantees it is necessary to convert the sum due in respect of the principal, premium, if any, or interest, if any, payable with respect to such Securities or Guarantees into a currency in which a judgment can be rendered (the “Judgment Currency”), the rate of exchange from the currency in which payments under such Securities or Guarantees is payable (the “Required Currency”) into the Judgment Currency shall be the highest bid quotation (assuming European-style quotation, i.e., Required Currency per Judgment Currency) received by the Obligors, from three recognized foreign exchange dealers in the City of New York for the purchase of the aggregate amount of the judgment (as denominated in the Judgment Currency) on the Business Day preceding the date on which a final unappealable judgment is rendered, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract, and (b) the applicable Obligor’s obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or by any recovery pursuant to any judgment (whether or not entered in accordance with the preceding clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt by the judgment creditor of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 1.15.  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or at Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Maturity, as the case may be.

ARTICLE 2
Security Forms

Section 2.01.  Forms Generally. The Securities of each series shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the Authorized Persons of the Obligors executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the Authorized Persons of the Obligors executing such Securities, as evidenced by their execution of such Securities.

Section 2.02.  Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution of each Obligor, or established in one or more indentures supplemental hereto. Prior to the delivery to the Trustee for authentication of any Security in any form approved by or pursuant to a Board Resolution of each Obligor, the Obligors shall deliver to the Trustee a copy of such Board Resolutions, together with a true and correct copy of the form of Security which has been approved thereby, or, if such a Board Resolution authorizes a specific Authorized Person or Persons of the Issuer or of the Guarantor, as applicable, to approve a form of Security, together with a certificate of such Authorized Person or Persons approving the form of Security attached thereto; provided, however, that with respect to all Securities issued pursuant to the same Board Resolutions, the required copy of such Board Resolutions, together with the appropriate attachment, need be delivered only once. Any form of Security approved by or pursuant to a Board Resolution of either Obligor must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or by a certificate signed by a Responsible Officer of the Trustee and delivered to the Obligors.

Section 2.03. Securities in Global Form. If Securities of a series are issuable in whole or in part in global form, the global security representing such Securities may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities. Any endorsement of a Security in global form to reflect the amount (or any increase or decrease in the amount) of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Authentication Order delivered to the Trustee pursuant to Section 3.03 hereof.

Section 2.04. Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

Dated:

ARTICLE 3
The Securities

Section 3.01. General Title; General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Securities that may be authenticated, delivered, and Outstanding at any time under this Indenture is not limited.

The Securities may be issued in one or more series in such aggregate principal amount as may from time to time be authorized by the Board of Directors of each Obligor. All Securities of a series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the authentication and delivery or Scheduled Maturity Date thereof.

Each series of Securities shall be created either by or pursuant to one or more Board Resolutions of each Obligor or by one or more indentures supplemental hereto. Any such Board Resolutions or supplemental indenture (or, in the case of a series of Securities created pursuant to Board Resolutions of the Obligors, any Authorized Persons of the Obligors authorized by such Board Resolutions) shall establish the terms of any such series of Securities, including the following (as and to such extent as may be applicable):

(1)	the title of such series;

(2)	the limit, if any, upon the aggregate principal amount or issue price of the Securities of such series;

(3)	the issue date or issue dates of the Securities of such series;

(4)	the Scheduled Maturity Date of the Securities of such series;

(5)	the place or places where the principal, premium, if any, interest, if any, and additional amounts, if any, payable with respect to the Securities of such series shall be payable;

(6)	whether the Securities of such series will be issued at par or at a premium over or a discount from their face amount;

(7)	the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest, if any, and, if applicable, the method by which such rate or rates may be determined;

(8)	the date or dates (or the method by which such date or dates may be determined) from which interest, if any, shall accrue, and the Interest Payment Dates on which such interest shall be payable;

(9)	the rights, if any, to defer payments of interest on the Securities by extending the interest payment periods and the duration of such extension;

(10)	the period or periods within which, the Redemption Price(s) or Repayment Price(s) at which, and any other terms and conditions upon which the Securities of such series may be redeemed or repaid, in whole or in part, by the Issuer;

(11)	the obligation, if any, of the Issuer to redeem, repay, or purchase any of the Securities of such series pursuant to any sinking fund, mandatory redemption, purchase obligation, or analogous provision at the option of a Holder thereof, and the period or periods within which, the Redemption Price(s) or Repayment Price(s) or other price or prices at which, and any other terms and conditions upon which the Securities of such series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

(12)	whether the Securities of such series are to be issued in whole or in part in global form and, if so, the identity of the Depositary for such global security and the terms and conditions, if any, upon which interests in the Securities represented by such global security may be exchanged, in whole or in part, for the individual Securities represented thereby (if other than as provided in Section 3.05);

(13)	whether such Securities are Subordinated Securities and if so, the provisions for such subordination if other than the provisions set forth in Article 13;

(14)	the denominations in which the Securities of such series will be issued (which may be any denomination as set forth in the terms of such Securities) if other than U.S.$1,000 or an integral multiple thereof;

(15)	whether and under what circumstances additional amounts on the Securities of such series shall be payable in respect of any taxes, assessments, or other governmental charges withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(16)	the basis upon which interest shall be calculated;

(17)	if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security for a definitive Security of such series) only upon receipt of certain certificates or other documents or upon satisfaction of other conditions, then the form and terms of such certificates, documents, and/or conditions;

(18)	the exchange or conversion of the Securities of that series, whether or not at the option of the Holders thereof, for or into new Securities of a different series or for or into any other securities which may include shares of Capital Stock of the Guarantor, the Issuer or any Subsidiary of the Guarantor or securities directly or indirectly convertible into or exchangeable for any such shares or securities of entities unaffiliated with the Guarantor, the Issuer or any Subsidiary of the Guarantor;

(19)	if other than U.S. dollars, the foreign or composite currency or currencies (each such currency, a “Specified Currency”) in which the Securities of such series shall be denominated and in which payments of principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to such Securities shall or may be payable;

(20)	if the principal, premium, if any, interest, if any, or additional amounts, if any, payable with respect to the Securities of such series are to be payable in any currency other than that in which the Securities are stated to be payable, whether at the election of the Issuer or of a Holder thereof, the period or periods within which, and the terms and conditions upon which, such election may be made;

(21)	if the amount of any payment of principal, premium, if any, interest, if any, or other sum payable with respect to the Securities of such series may be determined by reference to the relative value of one or more Specified Currencies, commodities, securities, or instruments, the level of one or more financial or non-financial indices, or any other designated factors or formulas, the manner in which such amounts shall be determined;

(22)	the exchange of Securities of such series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;

(23)	the appointment by the Trustee of an Authenticating Agent in one or more places other than the Corporate Trust Office of the Trustee, with power to act on behalf of the Trustee, and subject to its direction, in the authentication and delivery of the Securities of such series;

(24)	any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, registrars, or other agents with respect to the Securities of such series if other than the Trustee, the Paying Agent and the Security Registrar named herein;

(25)	the portion of the principal amount of Securities of such series, if other than the principal amount thereof, that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or provable in bankruptcy pursuant to Section 5.04;

(26)	any Event of Default with respect to the Securities of such series, if not set forth herein, or any modification of any Event of Default set forth herein with respect to such series;

(27)	any covenant solely for the benefit of the Securities of such series;

(28)	the inapplicability of Section 4.02 and Section 4.03 of this Indenture to the Securities of such series and, if Section 4.03 is applicable, the covenants subject to Covenant Defeasance under Section 4.03; and

(29)	any other terms not inconsistent with the provisions of this Indenture.

If all of the Securities issuable by or pursuant to any Board Resolutions of the Obligors are not to be issued at one time, it shall not be necessary to deliver the Authorized Person Certificate and Opinion of Counsel required by Section 3.03 hereof at the time of issuance of each such Security, but such Authorized Person Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first such Security.

If any series of Securities shall be established by action taken pursuant to any Board Resolutions of the Obligors, the execution by the Authorized Person or Persons of each Obligor authorized by such Board Resolutions of an Authentication Order (as defined in Section 3.03 below) with respect to the first Security of such series to be issued, and the delivery of such Authentication Order to the Trustee at or before the time of issuance of the first Security of such series, shall constitute a sufficient record of such action. Except as otherwise permitted by Section 3.03, if all of the Securities of any such series are not to be issued at one time, the Obligors shall deliver an Authentication Order with respect to each subsequent issuance of Securities of such series, but such Authentication Orders may be executed by any Authorized Person of each Obligor, whether or not such Authorized Person would have been authorized to establish such series pursuant to the aforementioned Board Resolutions.

Unless otherwise provided by or pursuant to the Board Resolutions of the Obligors or supplemental indenture creating such series (i) a series may be reopened for issuances of additional Securities of such series, and (ii) all Securities of the same series shall be substantially identical, except for the initial Interest Payment Date, issue price, initial interest accrual date and the amount of the first interest payment.

The form of the Securities of each series shall be established in a supplemental indenture or by or pursuant to the Board Resolutions of the Obligors creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner as the Board of Directors of each Obligor or their respective Authorized Persons may determine.

Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

Section 3.02. Denominations and Currency. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or by or pursuant to the Board Resolutions of each Obligor or supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in minimum denominations of U.S. $1,000 and any integral multiple thereof.

Section 3.03. Execution, Authentication and Delivery, and Dating. The Securities shall be executed (i) on behalf of the Issuer, by one or more Authorized Persons of the Issuer; and (ii) on behalf of the Guarantor, by one or more Authorized Persons of the Guarantor. The signature of any Authorized Person on the Securities may be manual or facsimile (including, for the avoidance of doubt, electronic). Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.

Securities bearing the manual or facsimile (including, for the avoidance of doubt, electronic) signatures of individuals who were at any time Authorized Persons of either Obligor shall bind such Obligor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities to the Trustee for authentication, together with an Obligor Order for authentication and delivery (such Order, an “Authentication Order”) with respect to such Securities, and the Trustee shall, upon receipt of such Authentication Order, in accordance with procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Securities to such recipients as may be specified from time to time pursuant to such Authentication Order. The material terms of such Securities shall be determinable by reference to such Authentication Order and procedures. If provided for in such procedures, such Authentication Order may authorize authentication and delivery of such Securities pursuant to oral instructions from the Obligors, their Authorized Persons or other duly authorized agent or agents, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to the provisions of Section 6.01 hereof) shall be fully protected in relying upon:

(1)	an executed supplemental indenture, if any;

(2)	an Authorized Person Certificate, certifying as to the authorized form or forms and terms of such Securities; and

(3)	an Opinion of Counsel, stating that:

(a)	the form or forms and terms of such Securities have been established by and in conformity with the provisions of this Indenture; provided that if all such Securities are not to be issued at the same time, such Opinion of Counsel may state that such terms will be established in conformity with the provisions of this Indenture, subject to any conditions specified in such Opinion of Counsel; and

(b)	such Securities and the related Guarantees, when such Securities are authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity;

provided, however, that if all Securities issuable by or pursuant to Board Resolutions of the Obligors or supplemental indenture are not to be originally issued at one time, it shall not be necessary to deliver the Authorized Person Certificate or Opinion of Counsel otherwise required pursuant to this paragraph at or prior to the time of authentication of each such Security if such documents are delivered at or prior to the time of authentication upon original issuance of the first such Security to be issued. After the original issuance of the first such Security to be issued, any separate request by the Obligors that the Trustee authenticate such Securities for original issuance will be deemed to be a certification by the Obligors that it is in compliance with all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Securities.

The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee’s own rights, duties, or immunities under the Securities and this Indenture.

If the Obligors shall establish pursuant to Section 3.01 that Securities of a series may be issued in whole or in part in global form, then the Obligors shall execute, and the Trustee shall (in accordance with this Section 3.03 and the Authentication Order with respect to such series) authenticate and deliver, one or more Securities in global form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such one or more Securities in global form, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form, or in the name of a nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary’s instruction, and (iv) shall bear a legend substantially as follows: “Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” Each Depositary designated pursuant to Section 3.01 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Obligors may execute, and, upon receipt of the documents required by Sections 2.02, 3.01 and 3.03 hereof, together with an Authentication Order, the Trustee shall authenticate and deliver, temporary Securities of such series that are printed, lithographed, typewritten, mimeographed, or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form, without coupons, and with such appropriate insertions, omissions, substitutions, and other variations as the Authorized Persons of the Obligors executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series for which a temporary Security may be issued in global form, such temporary global security shall represent all of the Outstanding Securities of such series and tenor.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Obligors will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable, at the Corporate Trust Office of the Trustee, or at such other office or agency as may be maintained by the Obligors in a Place of Payment pursuant to Section 10.02 hereof, for definitive Securities of such series having identical terms and provisions, upon surrender of the temporary Securities of such series, at the Obligors’ own expense and without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities of any series, the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series in authorized denominations containing identical terms and provisions. Unless otherwise specified as contemplated by Section 3.01 with respect to a temporary Security in global form, until so exchanged, the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05. Registration, Transfer and Exchange. With respect to the Securities of each series, the Trustee shall keep a register (herein sometimes referred to as the “Security Register”) which shall provide for the registration of Securities of such series, and for transfers of Securities of such series, in accordance with information to be provided to the Trustee by either Obligor, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Obligors pursuant to Section 10.02 hereof.

Upon due presentation for registration of transfer of any Security of any series at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Obligors with respect to that series pursuant to Section 10.02 hereof, the Obligors shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of like aggregate principal amount, tenor, terms and Scheduled Maturity Date.

Any other provision of this Section 3.05 notwithstanding, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

At the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of like aggregate principal amount, tenor, terms and Scheduled Maturity Date, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Obligors shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

If at any time the Depositary for the Securities of a series represented by one or more Securities in global form notifies either Obligor that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03 hereof, the Obligors, by Obligor Order, shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Obligors within 90 days after the Obligors receive such notice or become aware of such ineligibility, the Obligors’ election pursuant to Section 3.01 that such Securities be represented by one or more Securities in global form shall no longer be effective with respect to the Securities of such series and the Obligors will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, in an aggregate principal amount, and of like terms and tenor, equal to the principal amount of the Security or Securities in global form representing such series, in exchange for such Security or Securities in global form.

The Obligors may at any time and in their sole discretion and subject to the procedures of the Depositary determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event, the Obligors will execute, and the Trustee, upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series and of the same terms and tenor, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If specified by the Obligors pursuant to Section 3.01 with respect to a series of Securities issued in global form, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Obligors and such Depositary. Thereupon, the Obligors shall execute, and the Trustee upon receipt of an Authentication Order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, without service charge:

(a)  to each Person specified by such Depositary, a new definitive Security or Securities of the same series and of the same tenor and terms, in authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(b)  to such Depositary, a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the definitive Securities delivered to Holders pursuant to clause (a) above.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be canceled by the Trustee or an agent of either Obligor or the Trustee. Securities issued in definitive form in exchange for a Security in global form pursuant to this Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an Authorized Person of either Obligor or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depositary.

Whenever any securities are so surrendered for exchange, the Obligors shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Obligors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Obligors or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Obligors and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be imposed for any registration of transfer or exchange of Securities, but the Obligors may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 3.06, 9.06 and 11.07 hereof not involving any transfer.

The Obligors shall not be required to (i) issue, register the transfer of, or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the date of such mailing, or (ii) register the transfer of or exchange any Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee, or the Obligors and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Obligors and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Obligors or the Trustee that such Security has been acquired by a bona fide purchaser, the Obligors may in their discretion execute and upon request of the Obligors the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, terms, series, Scheduled Maturity Date, and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Obligors in their discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Obligors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Obligors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Security subsequent to such Record Date and prior to such Interest Payment Date (unless such Interest Payment Date is also the date of Maturity of such Security).

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or clause (b) below:

(a)          The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Obligors of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Security at his address as it appears in the Security Register (or delivered electronically in accordance with the procedures of the Depositary), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)        The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Interest on Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto at such address as shall appear in the Securities Register for such series or by such other means as may be specified in the form of such Security.

Subject to the foregoing provisions of this Section 3.07 and the provisions of Section 3.05 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Obligors, the Trustee, and any agent of the Obligors or the Trustee may treat the Person in whose name any Security is registered on the applicable Record Date(s) as the owner of such Security for the purpose of receiving payment of principal, premium, if any, interest, if any (subject to Sections 3.05 and 3.07 hereof), and any additional amounts payable with respect to such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Obligors, their respective Authorized Persons, the Trustee or any other agent of the Obligors or the Trustee shall be affected by notice to the contrary.

None of the Obligors, the Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar, or any Co-Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer, exchange, or credit against a sinking or analogous fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Obligors may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Obligors may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. Acquisition of such Securities by the Obligors shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. No Security shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities in accordance with its customary procedures and deliver a certificate of such disposition to the Issuer.

Section 3.10. Computation of Interest. Unless otherwise provided as contemplated in Section 3.01, interest on the Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.

Section 3.11. Payment of Additional Amounts. The Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest on such Securities of any series such additional amounts as are necessary in order that the net payment by the Issuer of the principal of and interest on the Securities to a Holder, after withholding or deduction for, or on account of, any present or future tax, duty, assessment or governmental charge of whatever nature imposed, levied, collected, withheld or assessed by the Republic of Singapore or any authority thereof or therein having power to tax, will not be less than the amount provided in the Securities of such series to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)	to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Security), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the Republic of Singapore, or having or having had a permanent establishment in the Republic of Singapore;

(b)	having a current or former connection with the Republic of Singapore (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the Republic of Singapore; or

(c)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Republic of Singapore of the Holder or beneficial owner of the Securities, if compliance is required by statute or regulation of the Republic of Singapore, or any taxing authority therein or by an applicable income tax treaty to which the Republic of Singapore is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment;

(5)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)	to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Security, if such payment can be made without such withholding by at least one other Paying Agent;

(8)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)	to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Securities in the ordinary course of its lending business or (ii) that is neither (A) buying the Securities for investment purposes only nor (B) buying the Securities for resale to a third party that either is not a bank or holding the Securities for investment purposes only;

(10)	to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the U.S. Internal Revenue Code; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Obligors shall provide the Trustee and the relevant Paying Agent an Authorized Person Certificate describing and identifying any additional amounts or interest required hereunder no later than five (5) Business Days prior to the relevant payment date.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided in this Section 3.11, Section 3.12 or as set forth in the global security representing the applicable series of Securities, the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision with respect to such series of Securities.

Following a substitution of the Guarantor for the Issuer with respect to a series of Securities then Outstanding pursuant to Section 8.03, this Section 3.11 shall cease to apply with respect to such series of Securities.

Section 3.12. Payment of Additional Amounts for Securities Issued in Specified Currency.

Unless otherwise provided in the terms of a particular series of Securities, if Securities of a particular series are issued in a Specified Currency, the Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities of such series such additional amounts as are necessary in order that the net payment by the Issuer of the principal of and interest on such Securities to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the Securities of such series to be then due and payable; provided, however, that the foregoing obligations to pay additional amounts shall not apply:

(1)	to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Security), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)	being or having been engaged in a trade or business in the United States, or having or having had a permanent establishment in the United States;

(b)	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(c)	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(d)	being or having been a “10-percent shareholder” of the Issuer as defined in Section 871(h)(3) of the U.S. Internal Revenue Code, or any successor provision; or

(e)	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if compliance is required by statute or regulation of the United States, or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer or a Paying Agent from the payment;

(5)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)	to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Security, if such payment can be made without such withholding by at least one other Paying Agent;

(8)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)	to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Securities in the ordinary course of its lending business or (ii) that is neither (A) buying the Securities for investment purposes only nor (B) buying the Securities for resale to a third party that either is not a bank or holding the Securities for investment purposes only;

(10)	to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the U.S. Internal Revenue Code; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Obligors shall provide the Trustee an Authorized Person Certificate describing and identifying any additional amounts or interest required hereunder no later than five (5) Business Days prior to the relevant payment date.

The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Securities. Except as specifically provided in this Section 3.12, Section 3.11 or as set forth in the global security representing the applicable series of Securities, the Issuer will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision with respect to such series of Securities.

For the avoidance of doubt, following a substitution of the Guarantor for the Issuer with respect to a series of Securities then Outstanding pursuant to Section 8.03, this Section 3.12 shall continue to apply with respect to such series of Securities.

As used in this Section 3.12 and Section 11.09, the term “United States” or “U.S.” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Section 3.13. Currency Conversion. Unless otherwise provided in the terms of a particular series of Securities, if Securities of a particular series are issued in a Specified Currency, the Issuer will make all payments of interest and principal, including payments made upon any redemption of such Securities, in such Specified Currency. If such Specified Currency is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control (or if such Specified Currency is no longer being used for the settlement of transactions by public institutions of or within the international banking community or, in the case of the euro, by the then member states of the European Monetary Union that have adopted the euro as their currency), then all payments in respect of such Securities will be made in U.S. dollars until such Specified Currency is again available to the Issuer and so used. In such circumstances, the amount payable on any date in the Specified Currency will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for the Specified Currency, as determined by the Issuer in its sole discretion. No payment in respect of such Securities pursuant to this Section 3.13 will constitute an Event of Default under such Securities or this Indenture. The Trustee (in any capacity) shall not have any liability or responsibility to convert any currency, nor shall it be liable or responsible for any conversion rate or exchange risk, and the Trustee (in any capacity) shall only accept or disburse any funds hereunder or in connection herewith in U.S. dollars.

ARTICLE 4
Satisfaction and Discharge

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights of conversion or transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on demand of and at the expense of the Obligors, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a)  either

(i)      all Securities of that series theretofore authenticated and delivered (other than (A) Securities of such series which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 3.06, and (B) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.07) have been delivered to the Trustee canceled or for cancellation; or

(ii)     all such Securities of that series not theretofore delivered to the Trustee canceled or for cancellation

(A)  have become due and payable, or

(B)  will, in accordance with their Scheduled Maturity Date, become due and payable within one year, or

(C)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer,

and, in any of the cases described in subparagraphs (A), (B) or (C) above, the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, (x) an amount in money sufficient, (y) U.S. Government Obligations or Equivalent Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money sufficient, or (z) a combination of (x) and (y) sufficient to pay and discharge the entire indebtedness on such Securities with respect to principal, premium, if any, and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Scheduled Maturity Date or Redemption Date, as the case may be; provided, however, that if such U.S. Government Obligations or Equivalent Government Securities are callable or redeemable at the option of the issuer thereof, the amount of such money, U.S. Government Obligations, and Equivalent Government Securities deposited with the Trustee must be sufficient to pay and discharge the entire indebtedness referred to above if such issuer elects to exercise such call or redemption provisions at any time prior to the Scheduled Maturity Date or Redemption Date, as the case may be. The Obligors, but not the Trustee, shall be responsible for monitoring any such call or redemption provision; and

(b)          the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Securities of such series; and

(c)          the Obligors have delivered to the Trustee an Authorized Person Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Obligors under paragraph (a) of this Section 4.01 and the Issuer’s obligations to the Trustee with respect to that series under Section 6.07 shall survive, and the obligations of the Trustee under Sections 4.05, 4.07 and 10.03 shall survive.

Section 4.02. Discharge and Defeasance.

The provisions of this Section and Section 4.04 (insofar as relating to this Section) shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution of the Issuer or an indenture supplemental hereto provided pursuant to Section 3.01. In addition to discharge of this Indenture pursuant to Section 4.01, in the case of any series of Securities with respect to which the exact amount described in subparagraph (a) of Section 4.04 can be determined at the time of making the deposit referred to in such subparagraph (a), the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series as provided in this Section on and after the date the conditions set forth in Section 4.04 are satisfied, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, (ii) substitution of mutilated, destroyed, lost or stolen Securities of such series, (iii) rights of Holders of Securities of such series to receive, solely from the trust fund described in subparagraph (a) of Section 4.04, payments of principal thereof, premium, if any, and interest, if any, thereon upon the original stated due dates or upon the Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) this Section 4.02, Section 4.07, Section 10.02 and Section 10.03 and (vi) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them) (hereinafter called “Defeasance”), and the Trustee at the cost and expense of the Issuer, shall execute proper instruments acknowledging the same.

Section 4.03. Covenant Defeasance.

The provisions of this Section and Section 4.04 (insofar as relating to this Section) shall apply to the Securities of each series unless specifically otherwise provided in Board Resolutions of the Obligors or an indenture supplemental hereto provided pursuant to Section 3.01. In the case of any series of Securities with respect to which the exact amount described in subparagraph (a) of Section 4.04 can be determined at the time of making the deposit referred to in such subparagraph (a), (i) the Obligors shall be released from their respective obligations under any covenants specified in or pursuant to Section 3.01 as being subject to Covenant Defeasance with respect to such series (except as to (a) rights of registration of transfer and exchange of Securities of such series and rights under Section 4.07, Section 10.02 and Section 10.03, (b) substitution of mutilated, destroyed, lost or stolen Securities of such series, (c) rights of Holders of Securities of such series to receive, from the Issuer pursuant to Section 10.01, payments of principal thereof and interest, if any, thereon upon the original stated due dates or upon the Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders of Securities of such series to receive mandatory sinking fund payments, if any, (d) the rights, obligations, duties and immunities of the Trustee hereunder and (e) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and (ii) the occurrence of any event specified in Section 5.01(d) (with respect to any of the covenants specified in or pursuant to Section 3.01 as being subject to Covenant Defeasance with respect to such series) shall be deemed not to be or result in a default or an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 4.04 are satisfied (hereinafter called “Covenant Defeasance”), and the Trustee at the cost and expense of the Issuer, shall execute proper instruments acknowledging the same. For this purpose, such Covenant Defeasance means that the Issuer or the Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 5.01(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 4.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Outstanding Securities:

(a)  with reference to Section 4.02 or Section 4.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations or Equivalent Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest, premium or principal are due, including upon redemption; provided, however, that if such U.S. Government Obligations and Equivalent Government Securities are callable or redeemable at the option of the issuer thereof, the amount of such money, U.S. Government Obligations, and/or Equivalent Government Securities deposited with the Trustee must be sufficient to pay and discharge the entire indebtedness referred to above if the issuer of any such U.S. Government Obligations or Equivalent Government Securities elects to exercise such call or redemption provisions at any time prior to the Scheduled Maturity Date or Redemption Date of such Securities, as the case may be. The Obligors, but not the Trustee, shall be responsible for monitoring any such call or redemption provision;

(b)           in the case of Defeasance under Section 4.02, the Obligors have delivered to the Trustee an Opinion of Counsel based on the fact that (i) the Obligors have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, Defeasance and discharge had not occurred;

(c)           in the case of Covenant Defeasance under Section 4.03, the Obligors have delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d)          no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, after giving effect to such deposit or, in the case of a Defeasance under Section 4.02, no Event of Default specified in Section 5.01(e) or Section 5.01(f) shall have occurred, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Issuer in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)          such Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest within the meaning of the TIA, assuming all Securities of a series were in default within the meaning of the TIA;

(f)           such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(g)          such Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration;

(h)          if the Securities of such series are to be redeemed prior to their Stated Maturity Date (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(i)           the Obligors shall have delivered to the Trustee an Authorized Person Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to such Defeasance or Covenant Defeasance, as the case may be, have been complied with.

Section 4.05. Application of Trust Money; Excess Funds. All money and U.S. Government Obligations or Equivalent Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 or Section 4.04 hereof shall be held in trust and applied by it, in accordance with the provisions of this Indenture and of the series of Securities in respect of which it was deposited, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations or Equivalent Government Securities deposited pursuant to Section 4.01 or Section 4.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article 4 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Obligor Request any money or U.S. Governmental Obligations or Equivalent Government Securities held by it as provided in Section 4.01 or Section 4.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 4.01 or Section 4.04, as applicable), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, Covenant Defeasance or Defeasance of the applicable series.

Section 4.06. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent of the Securities (other than the Trustee) shall, upon demand of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 4.07. Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent or then held by the Issuer, in trust for payment of the principal of, premium, if any, or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of such Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on Obligor Request or (if then held by an Obligor) shall be discharged from such trust; and the Holder of any of such Securities shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to the State of New York) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Issuer.

ARTICLE 5
Remedies

Section 5.01. Events of Default. “Event of Default,” wherever used herein, means with respect to any series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 3.01:

(a)           default in the payment of any interest on any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)           default in the payment of the principal amount of (or premium, if any, on) any Security of such series as and when the same shall become due, either at Maturity, upon redemption, by declaration, or otherwise;

(c)           default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of such series and continuance of such default for a period of 30 days;

(d)           default in the performance or breach of any covenant or warranty of the Issuer or the Guarantor in this Indenture in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Obligors by the Trustee or to the Obligors and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder;

(e)          the entry of an order for relief against either Obligor under the U.S. Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging either Obligor a bankrupt or insolvent under any other applicable federal or state law or, in the case of the Issuer, other applicable Singapore bankruptcy or insolvency law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Obligor under the U.S. Bankruptcy Code or any other applicable federal or state law or, in the case of the Issuer, other applicable Singapore bankruptcy or insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, the Guarantor or of any substantial part of their respective property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(f)           the consent by either Obligor to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the U.S. Bankruptcy Code or any other applicable federal or state law or, in the case of the Issuer, other applicable Singapore bankruptcy or insolvency law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either Obligor or of any substantial part of its property, or the making by either Obligor of an assignment for the benefit of creditors, or the admission by either Obligor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by either Obligor in furtherance of any such action;

(g)          the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Guarantor denies or disaffirms in writing its obligations under the Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with this Indenture; or

(h)          any other Event of Default provided for with respect to the Securities of such series in accordance with Section 3.01.

A default under any indebtedness of either Obligor other than the Securities will not constitute an Event of Default under this Indenture, and a default under one series of Securities will not constitute a default under any other series of Securities.

Section 5.02. Acceleration of Maturity; Rescission, and Annulment. If any Event of Default described in Section 5.01 above (other than Event of Default described in Section 5.01(e) and Section 5.01(f)) shall have occurred and be continuing with respect to any series, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of all affected series then Outstanding hereunder (voting together as a single class), by notice in writing to the Obligors (and to the Trustee if given by Holders), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of each affected series and any and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of this Indenture or the Securities of any such series to the contrary notwithstanding. If an Event of Default specified in Section 5.01(e) or Section 5.01(f) occurs, the principal amount of the Securities of all series and any and all accrued interest thereon shall immediately become and be due and payable without any declaration or other act on the part of the Trustee or any Holder. No declaration of acceleration with respect to any series of Securities shall constitute a declaration of acceleration with respect to any other series of Securities not explicitly identified in such declaration, whether or not the Event of Default on which such declaration is based shall have occurred and be continuing with respect to more than one series of Securities, and whether or not any Holders of the Securities of any such affected series shall also be Holders of Securities of any other such affected series.

At any time after such a declaration of acceleration has been made with respect to the Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than 51% in aggregate principal amount of the Outstanding Securities of such series (each such series voting as a separate class), by written notice to the Obligors and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to such series of Securities, other than the nonpayment of the principal of the Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13, if such cure or waiver does not conflict with any judgment or decree set forth in Section 5.01(e) and Section 5.01(f) and if all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a)           default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable;

(b)          default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof;

(c)          default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any series; and

(d)           any such default continues for any period of grace provided in relation to such default pursuant to Section 5.01,

then, with respect to the Securities of such series, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security (or the Holders of any such series in the case of clause (c) above), the whole amount then due and payable on any such Security (or on the Securities of any such series in the case of clause (c) above) for principal (and premium, if any) and interest, if any, with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest, if any, at such rate or rates as may be prescribed therefor by the terms of any such Security (or of Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee hereunder.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Issuer, the Guarantor or any other obligor upon the Securities or the property of the Issuer, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(a)           to file and prove a claim for the whole amount of principal (or, with respect to Original Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities), premium, if any, and interest, if any, owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee hereunder) and of the Securityholders allowed in such judicial proceedings, and

(b)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities, of the series in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee (acting in any capacity) hereunder or in connection herewith.

Second: To the payment of the amounts then due and unpaid upon the Securities of that series for principal, premium, if any, interest, if any, and additional amounts, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.

Section 5.07. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)          such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(b)          the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)          such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)          the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(e)          no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class); it being understood and intended that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series.

Section 5.08. Unconditional Right of Securityholders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 3.07) interest, if any, (and additional amounts, if any) on such Security on or after the respective payment dates expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Guarantor, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

Section 5.12. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that

(a)          the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders of all series so affected not taking part in such direction; and

(b)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class) may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured:

(a)          in the payment of principal, premium, if any, or interest, if any, on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series; or

(b)          in respect of a covenant or provision in this Indenture which, under Article Nine hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of principal, premium, if any, or interest, if any, on any Security on or after the respective payment dates expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

Section 5.15. Waiver of Stay or Extension Laws. Each Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
The Trustee

Section 6.01. Certain Duties and Responsibilities of Trustee. (a) Except during the continuance of an Event of Default with respect to any series of Securities,

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)          In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise, with respect to the Securities of such series, such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be determined by a court of competent jurisdiction in a final, non-appealable order that the Trustee was negligent in ascertaining the pertinent facts;

(iii)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities of such series, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest, if any, on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series and; provided, further, that, in the case of any default of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Securityholders of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default,” with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01 above:

(a)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction or order of either or both Obligors mentioned herein shall be sufficiently evidenced by an Obligor Request or Obligor Order and any resolution of the Board of Directors of either Obligor may be sufficiently evidenced by a Board Resolution of such Obligor;

(c)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Authorized Person Certificate;

(d)          the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligors, personally or by agent or attorney;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(i)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and in connection herewith, and each agent, custodian and other Person employed to act hereunder.

Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Obligors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 6.05. May Hold Securities. The Trustee or any Paying Agent, Security Registrar, or other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13 hereof, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 6.07. Compensation and Reimbursement. The Issuer covenants and agrees:

(a)          to pay the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)          except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order; and

(c)          to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) and Section 5.01(f) above, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law.

The Trustee shall have a lien prior to the Securities upon all property and funds held or collected by it as such for any amount owing to it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the removal or resignation of the Trustee.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee with respect to one or more series of Securities, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series or by virtue of being a trustee under the indenture dated as of February 12, 2024, between the Guarantor, as issuer, and the Trustee, as trustee, relating to certain debt securities of the Guarantor.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to any series of Securities that shall be an entity organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)          The Trustee may resign with respect to any one or more series of Securities at any time by giving at least 60 days’ written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)          The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of 66 2/3% in principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Issuer.

(d)          If at any time:

(i)       the Trustee shall fail to comply with Section 6.08 above with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security of that series for at least six months;

(ii)      the Trustee shall cease to be eligible under Section 6.09 above with respect to any series of Securities and shall fail to resign after written request therefor by the Issuer or by any such Securityholder;

(iii)     the Trustee shall become incapable of acting with respect to any series of Securities; or

(iv)     the Trustee shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (A) the Issuer may remove the Trustee, with respect to the series or, in the case of clause (iv), with respect to all series, or (B) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series or, in the case of clause (iv), with respect to all series.

(e)          If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of Trustee with respect to any series of Securities for any cause, the Issuer shall promptly appoint a successor Trustee for that series of Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of 66 2/3% in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Issuer with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Issuer or the Securityholders of such series and accepted appointment in the manner hereinafter provided, any Securityholder who has been bona fide Holder of a Security of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(f)          The Issuer shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid (or electronically in accordance with the applicable procedures of the Depositary), to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder with respect to all series of Securities shall execute, acknowledge and deliver to the Issuer and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Issuer or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Guarantor, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and to conform to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the appointment of such successor Trustee relates and (2) if the predecessor Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; and, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Obligors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Obligors. If and when the Trustee shall be, or shall become, a creditor of either Obligor (or of any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against either Obligor (or against any such other obligor, as the case may be).

Section 6.14. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding the Trustee, with the approval of the Issuer, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Issuer, to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Issuer, to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association, as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE 7
Securityholders’ Lists and Reports by Trustee and Guarantor

Section 7.01. Issuer to Furnish Trustee Names and Addresses of Securityholders. The Issuer will furnish or cause to be furnished to the Trustee:

(a)          semiannually, not more than 15 days after January 1 and July 1 in each year, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Securities of each series as of such date, and

(b)          at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided that if the Trustee shall be the Security Registrar for such series, such list shall not be required to be furnished.

Section 7.02. Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)          If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i)          afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a); or

(ii)          inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Securityholders of such series or all Securityholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)          Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Issuer as required by Trust Indenture Act Section 313(d). The Issuer will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04. Reports by Guarantor. The Guarantor will:

(a)          file, or cause to be filed, with the Trustee, within 15 days after the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it will file, or cause to be filed, with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)          file, or cause to be filed, with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor or the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)          transmit, or cause to be transmitted, by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by either Obligor pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided that in each case the delivery of materials to the Trustee by Electronic Means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 7.04.

The Trustee’s receipt of reports, information and documents delivered to the Trustee under this Section 7.04 shall not constitute constructive or actual notice of any information contained therein or determinable from the information contained therein, including the Issuer’s and Guarantor’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Authorized Person Certificates). The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports, information or documents.

Following a substitution of the Guarantor for the Issuer with respect to a series of Securities then Oustanding pursuant to Section 8.03, references to the “Guarantor” in this Section 7.04 shall instead refer to the “Issuer” with respect to such series of Securities.

ARTICLE 8
Consolidation, Merger, Conveyance or Transfer

Section 8.01. Issuer and Guarantor May Consolidate, etc., Only on Certain Terms. Neither the Issuer nor the Guarantor shall consolidate with or merge into any other Person or convey or transfer all or substantially all of its properties and assets to any Person, unless:

(a)          in the case of the Issuer, either the Issuer shall be the continuing Person, or the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Issuer shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal, premium, if any, and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

(b)          in the case of the Guarantor, either the Guarantor shall be the continuing Person, or the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer all or substantially all of the properties and assets of the Guarantor shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of the Guarantee and every covenant of this Indenture on the part of the Guarantor to be performed or observed;

(c)          immediately after giving effect to such transaction, no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(d)          the Issuer or the Guarantor, as applicable, has delivered to the Trustee an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance or transfer and any assumption permitted or required by this Article complies with the provisions of this Article.

Section 8.02. Successor Person Substituted. Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the properties and assets of either Obligor in accordance with Section 8.01, the successor Person formed by such consolidation or into which such Obligor is merged or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Obligor under this Indenture with the same effect as if such successor Person had been named as such Obligor herein and such Obligor shall thereupon be released from all obligations hereunder and under the Securities and the related Guarantees, as applicable. Such successor Person thereupon may cause to be signed and may issue any or all of the Securities issuable hereunder which theretofore shall not have been signed by such Obligor and delivered to the Trustee; and, upon the order of such successor Person, instead of such Obligor and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by Authorized Persons of such Obligor to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Following any such consolidation, merger, conveyance, transfer or lease with respect to the Issuer, if any successor of the Issuer (the “Singapore Successor”) is organized and existing under the laws of the United States of America or any State or the District of Columbia (collectively, a “U.S. Jurisdiction”), then Section 3.11 and Section 11.09(a) shall cease to apply in respect of each and any series of Securities then Outstanding; provided that any payments to be made by such Singapore Successor in respect of such series of Securities then Outstanding are not deemed to be derived from Singapore pursuant to Section 12(6) of the Income Tax Act 1947 of Singapore. If the Singapore Successor is not organized and existing under the laws of a U.S. Jurisdiction, then Section 3.11 and Section 11.09(a) shall continue to apply in respect of each and any series of Securities then Outstanding; provided, however, that references to the Republic of Singapore in Section 3.11 and Section 11.09(a) shall instead be changed to the jurisdiction of incorporation or organization of the Singapore Successor (if different than the Republic of Singapore); provided that any payments to be made by such Singapore Successor in respect of such series of Securities then Outstanding are not deemed to be derived from Singapore pursuant to Section 12(6) of the Income Tax Act 1947 of Singapore.

Section 8.03. Substitution of Obligor.

(a)          The Obligors may at any time, without the consent of any Holders, arrange for and cause the substitution of the Guarantor (including any successor Guarantor pursuant to Section 8.01) for the Issuer as the principal obligor in respect of each or any series of Securities then Outstanding, if, immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing (other than a Default or Event of Default that would be cured by such substitution); provided that such substitution shall be conditioned upon the Guarantor executing an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, in which it agrees to be bound by the terms of this Indenture and the Securities of such series, with any consequential amendments that the Trustee may reasonably deem appropriate, as fully as if the Guarantor had been named in this Indenture and on the Securities of such series in place of the Issuer.

(b)          Upon the substitution of the Guarantor for the Issuer in accordance with this Section 8.03, the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor had been named as the Issuer herein, and thereafter (i) the Issuer shall be relieved of all obligations and covenants under this Indenture and the Securities, (ii) the Guarantor shall be relieved of all obligations with respect to the Guarantee under Article 14, and (iii) the Events of Default specified in Section 5.01(d), Section 5.01(e) and Section 5.01(f) shall be inapplicable to any event or occurrence specified therein affecting the Issuer but not the Guarantor and the Event of Default specified in Section 5.01(g) shall be inapplicable, in each case, with respect to each series of Securities then Outstanding to which such substitution applied.

ARTICLE 9
Supplemental Indentures

Section 9.01. Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Obligors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, for any of the following purposes:

(a)          to evidence the succession of another Person to either Obligor or successive successions, and the assumption by any such successor of the rights, powers, covenants, agreements and obligations of such Obligor pursuant to Article 8 hereof;

(b)          to evidence the substitution of the Guarantor for the Issuer and the assumption by the Guarantor of the rights, powers, covenants, agreements and obligations of the Issuer pursuant to Section 8.03 hereof;

(c)          to add to the covenants of either Obligor such further covenants, restrictions or conditions for the protection of the Holders of the Securities of any or all series as the Obligors and the Trustee shall consider to be for the protection of the Holders of the Securities of any or all series or to surrender any right or power herein conferred upon such Obligor (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series);

(d)          to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture that do not adversely affect the interests of the Holders of Securities of any series in any material respect;

(e)          to add to this Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which this instrument is executed or any corresponding provision in any similar federal statute hereafter enacted;

(f)          to add additional guarantors or co-obligors with respect to any series of Securities;

(g)          to secure any series of Securities;

(h)          to establish any form of Security, as provided in Article 2 hereof, and to provide for the issuance of any series of Securities, as provided in Article 3 hereof, and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series;

(i)           to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 6.11 hereof;

(j)           to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series);

(k)           to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

(l)           to make any change in any series of Securities that does not adversely affect in any material respect the interests of the Holders of such Securities.

Section 9.02. Supplemental Indentures with Consent of Securityholders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture or indentures (voting together as a single class), by Act of said Holders delivered to the Obligors and the Trustee, the Obligors and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)          change the Scheduled Maturity Date or the stated payment date of any payment of premium or interest payable on any Security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

(b)          change the method of computing the amount of principal of any Security or any interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which, any Security or any payment of premium or interest thereon is payable;

(c)          impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable, whether at Maturity or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be;

(d)          change or waive the redemption or repayment provisions of Securities of any series;

(e)          reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture;

(f)           modify any of the provisions of this Section, Section 5.13 or Section 10.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.07, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(i);

(g)          adversely affect the ranking or priority of Securities of any series;

(h)          release the Guarantor, any other guarantor or co-obligor from any of its obligations under its guarantee of the Securities or this Indenture or change the terms of such guarantee adversely to the Holders of the Securities to which it relates, in each case except in compliance with the terms of this Indenture; or

(i)           waive any Event of Default pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(c) hereof with respect to such Security.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures. Upon request of the Obligors and upon filing with the Trustee of evidence of an Act of Securityholders as aforementioned, the Trustee shall join with the Obligors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may, in its discretion, but shall not be obligated to, enter into such supplemental indenture. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of each of the Issuer and the Guarantor, enforceable against each in accordance with its terms.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Obligors and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

Section 9.06. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Obligors shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Obligors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 10
Covenants

Section 10.01. Payment of Principal, Premium and Interest. With respect to each series of Securities, the Issuer will duly and punctually pay or cause to be paid the principal, premium, if any, and interest, if any, on such Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in this Indenture for the benefit of the Securities of such series.

Section 10.02. Maintenance of Office or Agency. So long as any of the Securities remain outstanding, the Obligors will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Obligors will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Obligors shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each Obligor hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

Section 10.03. Money or Security Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal, premium, if any, or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal, premium, or interest so becoming due until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal, premium, if any, or interest, if any, on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities entitled to the same and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)          hold all sums held by it for the payment of principal, premium, if any, or interest, if any, on Securities of such series in trust for the benefit of the Holders of the Securities entitled thereto until such sums shall be paid to such Holders of such Securities or otherwise disposed of as herein provided;

(b)          give the Trustee notice of any default by the Issuer or the Guarantor (or any other obligor upon the Securities of such series) in the making of any such payment of principal, premium, if any, or interest, if any, on the Securities of such series; and

(c)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Obligor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Issuer in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 10.04. Certificate to Trustee. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year 2024), an Authorized Person Certificate signed by (i) any two of the Issuer’s principal executive, accounting or financial officers, (ii) the Issuer’s principal executive, accounting or financial officer and any Authorized Officer of the Guarantor, or (iii) any two Authorized Officers of the Guarantor, stating that in the course of the performance by the signers of their duties as officer of the Issuer or the Guarantor, as applicable, the signers would normally have knowledge of any default by the Issuer in the performance of any of its covenants, conditions or agreements contained herein (without regard to any period of grace or requirement of notice provided hereunder), stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof and the proposed steps to cure such default.

Section 10.05. Corporate Existence. Subject to Article 8, each Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06. Limitation on Secured Debt.

With respect to any series of Securities, other than Subordinated Securities:

Unless otherwise provided in such series of Securities, so long as any of such Securities shall be Outstanding, neither the Guarantor nor any Restricted Subsidiary will incur, suffer to exist or guarantee any indebtedness for borrowed money (“Debt”), secured by a mortgage, pledge, or lien (a “Mortgage”) on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary unless the Guarantor or such Restricted Subsidiary secures or causes such Restricted Subsidiary to secure the Securities of such series (other than Subordinated Securities) and any other Debt of the Guarantor or such Restricted Subsidiary, at the option of the Guarantor or such Restricted Subsidiary, not subordinate to the Securities, equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless after giving effect thereto the aggregate amount of all such Debt so secured does not exceed 15% of Consolidated Net Tangible Assets. This restriction will not, however, apply to Debt secured by:

(a)          Mortgages existing prior to the original issuance of such Securities;

(b)          Mortgages on property of, or on shares of stock of (or other interests in) or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(c)          Mortgages in favor of the Issuer, the Guarantor or any Restricted Subsidiary;

(d)          Mortgages in favor of, or required by contracts with, any governmental bodies;

(e)          Mortgages on property, shares of stock (or other interests) or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction or improvement thereon or to secure any Debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction, or the commencement of full operation of such property or within 365 days after the acquisition of such shares or Debt for the purpose of financing all or any part of the purchase price thereof or construction thereon; and

(f)          any extension, renewal or refunding referred to in the foregoing clauses (a) to (e), inclusive.

The transfer of a Principal Property to an Unrestricted Subsidiary or the change in designation from Restricted Subsidiary to Unrestricted Subsidiary which owns a Principal Property shall not be restricted.

Section 10.07. Waiver of Certain Covenants. The Issuer may omit in respect of any series of Securities, in any particular instance, to comply with any covenant or condition set forth in Section 10.06, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities at the time Outstanding of such series shall, by Act of such Securityholders, either waive such compliance in such instance or generally waive compliance with such covenant or condition; provided that no waiver by the Holders of the Securities of such series shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 11
Redemption of Securities

Section 11.01. Applicability of Article. The Issuer may reserve the right to redeem and pay before the Scheduled Maturity Date all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 2.02 and 2.03 or as otherwise provided in Section 3.01, and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 3.01. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article.

Section 11.02. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least five Business Days prior to the last date on which notice of redemption may be given to Holders of Securities pursuant to Section 11.04 (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Authorized Person Certificate evidencing compliance with such restriction or condition.

Section 11.03. Selection by Trustee of Securities to Be Redeemed. If fewer than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, which may include provision for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed (or delivered electronically in accordance with the procedures of the Depositary) not fewer than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register on the applicable Record Date.

All notices of redemption shall state:

(1)	the Redemption Date;

(2)	the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3)	if fewer than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed, from the Holder to whom the notice is given and that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of the same series in the aggregate principal amount equal to the unredeemed portion thereof will be issued in accordance with Section 11.07;

(4)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

(5)	the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Issuer in the Place of Payment pursuant to Section 10.02 hereof;

(6)	that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that be the case; and

(7)	the applicable conditions to such redemption, if any, and, if applicable, that, at the Obligors’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Obligors in their sole discretion) by the Redemption Date, or by the Redemption Date as so delayed.

Any notice of redemption may, at the Obligors’ discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at the Obligors’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied (or waived by the Obligors in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

Section 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.

Section 11.06. Securities Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with the notice, such Securities shall be paid by the Issuer at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Record Date according to the terms and the provisions of Section 3.07 above; unless, with respect to an Interest Payment Date that falls on a Redemption Date, such Securities provide that interest due on such date is to be paid to the Person to whom principal is payable.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.

Section 11.07. Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Issuer in the Place of Payment pursuant to Section 10.02 hereof with respect to that series (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge and at the expense of the Issuer, a new Security or Securities of the same series, tenor, terms and Scheduled Maturity Date, of any authorized denomination as requested by such Holders in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 11.08. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Issuer, or (b) receive credit for any Securities of such series (not previously so credited) acquired or redeemed by the Issuer (other than through operation of a mandatory sinking fund) and theretofore delivered to the Trustee for cancellation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Issuer will deliver to the Trustee (A) an Authorized Person Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by the delivery or credit of Securities of such series acquired or redeemed by the Issuer, and (B) such Securities, to the extent not previously surrendered. Such Authorized Person Certificate shall also state the basis for any such credit and that the Securities for which the Issuer elects to receive credit have not been previously so credited and were not acquired by the Issuer through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be canceled by the Trustee and no Securities shall be authenticated in lieu thereof.

If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 11.06. The Trustee shall select, in the manner provided in Section 11.03, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 11.04 (and with the effect provided in Section 11.06) for the redemption of Securities in part at the option of the Issuer. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 11.08. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Issuer shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 11.08.

The Trustee shall not redeem any Securities with sinking fund moneys or give any notice of redemption of Securities by operation of the applicable sinking fund during the continuance of a default in payment of interest on Securities of such series or of any Event of Default with respect to such series, except that if the notice of redemption of any Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article 11. Except as aforesaid, any moneys in the sinking fund with respect to Securities of any series at the time when any such default or Event of Default with respect to such series shall occur, and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default with respect to such series, be held as security for the payment of all Securities of such series; provided, however, that in case such default or Event of Default with respect to such series shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys may be applied pursuant to the provisions of this Section 11.08.

Section 11.09. Redemption for Tax Reasons. (a) If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Republic of Singapore (or any taxing authority therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to Securities of any series, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as set forth in Section 3.11 with respect to the Securities of such series, then the Issuer may at any time at its option redeem, in whole, but not in part, the Securities of such series at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on the Securities of such series to, but not including, the date fixed for redemption.

Following a substitution of the Guarantor for the Issuer with respect to a series of Securities then Outstanding pursuant to Section 8.03 hereof, this Section 11.09(a) shall cease to apply with respect to such series of Securities.

(b) If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the prospectus supplement relating to Securities of any series, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as set forth in Section 3.12 with respect to the Securities of such series, then the Issuer may at any time at its option redeem, in whole, but not in part, the Securities of such series at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on the Securities of such series to, but not including, the date fixed for redemption.

ARTICLE 12
Repayment at Option of Holders

Section 12.01. Applicability of Article. Repayment of Securities of any series before their Scheduled Maturity Date at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 12.02. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Securities. On or before the Repayment Date, the Issuer will deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Repayment Price of all the Securities which are to be repaid on such date.

Section 12.03. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder, must be received by the Issuer at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Issuer shall from time to time notify the Holders of such Securities) not earlier than 30 days nor later than 15 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of $1,000 unless otherwise specified in the terms of such Security, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part, if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Issuer.

Section 12.04. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuer on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuer shall default in the payment of such Securities on such Repayment Date) interest on such Securities or the portions thereof, as the case may be, shall cease to accrue.

Section 12.05. Securities Repaid in Part. Upon surrender of any Security which is to be repaid in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Issuer, a new Security or Securities of the same series, tenor, terms and Scheduled Maturity Date, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE 13
Subordination of Subordinated Securities

Section 13.01. Agreement to Subordinate. Each Obligor covenants and agrees, and each Holder of any Subordinated Security issued hereunder by their acceptance thereof, whether upon original issue or upon transfer or assignment, likewise covenants and agrees, that the principal of (and premium, if any) and interest on each and all of the Subordinated Securities issued hereunder, including when to be paid by the Guarantor on the account of the Guarantee, are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Obligors.

Section 13.02. Payment on Dissolution, Liquidation or Reorganization; Default on Senior Indebtedness.

Upon any payment or distribution of assets or securities of either Obligor of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of either Obligor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Obligor or otherwise, all principal of (and premium, if any) and interest then due upon all Senior Indebtedness of such Obligor shall first be paid in full, or payment thereof provided for in money or money’s worth, before the Holders of the Subordinated Securities or the Trustee on their behalf shall be entitled to receive any assets or securities (other than shares of stock of such Obligor as reorganized or readjusted or securities of such Obligor or any other corporation provided for by a plan of reorganization or readjustment, junior to, or the payment of which is subordinated at least to the extent provided in this Article to the payment of, all Senior Indebtedness of such Obligor which may at the time be outstanding or any securities issued in respect thereof under any such plan of reorganization or readjustment) in respect of the Subordinated Securities (for principal, premium or interest). Upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Obligor of any kind or character, whether in cash, property or securities (other than as aforesaid), to which the Holders of the Subordinated Securities or the Trustee on their behalf would be entitled, except for the provisions of this Article, shall be made by such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, direct to the holders of Senior Indebtedness of such Obligor or their representatives to the extent necessary to pay all such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Subordinated Security, under the circumstances described in the two preceding sentences, has received any payment or distribution of assets or securities of either Obligor of any kind or character, whether in cash, property or securities (other than as aforesaid) before all Senior Indebtedness of such Obligor is paid in full or payment thereof provided for in money or money’s worth, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then such payment or distribution of assets or securities of such Obligor shall be paid over or delivered forthwith to the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making payment or distribution of assets or securities of such Obligor for application to the payment of all Senior Indebtedness of such Obligor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

Subject to the payment in full, in money or money’s worth, of all such Senior Indebtedness, the Holders of the Subordinated Securities (together with the holders of any indebtedness of such Obligor which is subordinate in right of payment to the payment in full of all such Senior Indebtedness and which is not subordinate in right of payment to the Subordinated Securities) shall be subrogated to the rights of the holders of Senior Indebtedness of such Obligor to receive payments or distribution of assets or securities of the Obligor applicable to its Senior Indebtedness until the principal of (and premium, if any) and interest on such Senior Indebtedness shall be paid in full. No such payments or distributions applicable to Senior Indebtedness of such Obligor shall, as between the Obligor, its creditors other than the holders of its Senior Indebtedness, and the Holders of the Subordinated Securities, be deemed to be a payment by the Obligor to or on account of the Subordinated Securities, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities, on the one hand, and the holders of such Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Subordinated Securities is intended to or shall impair, as between the Obligors and the Holders of Subordinated Securities, the obligation of the Obligors, which is unconditional and absolute, to pay to the Holders of the Subordinated Securities the principal of (and premium, if any) and interest on the Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or to affect (except to the extent specifically provided above in this paragraph) the relative rights of the Holders of the Subordinated Securities and creditors of such Obligor other than the holders of Senior Indebtedness of such Obligor. Nothing contained herein shall prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article, of the holders of such Senior Indebtedness in respect of assets or securities of either Obligor of any kind or character, whether cash, property or securities, received upon the exercise of any such remedy.

Upon any payment or distribution of assets or securities of either Obligor referred to in this Article, the Trustee and the Holders of the Subordinated Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

If:

(i)	there shall have occurred a default in the payment on account of the principal of (or premium, if any) or interest on or other monetary amounts due and payable on any Senior Indebtedness of such Obligor;

(ii)	any other default shall have occurred concerning any Senior Indebtedness of such Obligor which permits the holder or holders thereof to accelerate the maturity of such Senior Indebtedness following notice, the lapse of time, or both; or

(iii)	during any time Senior Indebtedness of such Obligor is outstanding, the principal of, and accrued interest on, any series of Subordinated Securities shall have been declared due and payable upon an Event of Default pursuant to Section 5.02 hereof (and such declaration shall not have been rescinded or annulled pursuant to this Indenture);

then, unless and until such default shall have been cured or waived or shall have ceased to exist, or such declaration shall have been waived, rescinded or annulled, no payment shall be made by such Obligor on account of the principal (or premium, if any) or interest on the Subordinated Securities.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the applicable Obligor (or a representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such representative or trustee on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article 13, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 13.03. Payment Prior to Dissolution or Default. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Subordinated Securities, shall prevent (a) either Obligor, at any time except under the conditions described in Section 13.02 or during the pendency of any dissolution or winding up or total or partial liquidation or reorganization proceedings therein referred to, from making payments at any time of principal of (or premium, if any) or interest on Subordinated Securities or from depositing with the Trustee or any Paying Agent moneys for such payments, or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the principal of (or premium, if any) or interest on Subordinated Securities to the Holders entitled thereto if such payment would not have been prohibited by the provisions of Section 13.02 on the day such moneys were so deposited.

Notwithstanding the provisions of Section 13.01 or any other provision of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any Senior Indebtedness, or of the occurrence of any default with respect to any Senior Indebtedness of the character described in Section 13.02, or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee shall have received, no later than three Business Days prior to such payment, written notice thereof from the Issuer or from a holder of such Senior Indebtedness, and the Trustee shall not be affected by any such notice which may be received by it on or after such third Business Day.

Section 13.04. Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of Subordinated Securities by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action in accordance with the terms of this Indenture as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 13 and to protect the rights of the Holders of Subordinated Securities pursuant to this Indenture, and appoints the Trustee his or her attorney-in-fact for such purpose.

Section 13.05. Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 13 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 13.06. Article 13 Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Subordinated Securities by reason of any provision of this Article 13 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01 or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default or in any way prevent the Holders of Subordinated Securities from exercising any right hereunder other than the right to receive payment on the Subordinated Securities.

Section 13.07. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of either Obligor, and shall not be liable to any such holders (other than for its willful misconduct, bad faith or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Subordinated Securities or the Obligors or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 13 or otherwise. Nothing in this Section 13.06 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of any Senior Indebtedness or their representative.

ARTICLE 14
Guarantee

Section 14.01. The Guarantee. Subject to the provisions of this Article 14, the Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each series of Securities to be issued pursuant to this Indenture, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 14.02. Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a)          any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or Securities of any series, by operation of law or otherwise;

(b)          any modification or amendment of or supplement to this Indenture or Securities of any series;

(c)          any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or Securities of any series;

(d)          the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)          any invalidity, irregularity or unenforceability relating to or against the Issuer for any reason of this Indenture or Securities of any series, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on Securities of any series or any other amount payable by the Issuer under this Indenture; or

(f)          any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 14.03. Discharge; Reinstatement. The Guarantor’s obligations hereunder with respect to Securities of any Series will remain in full force and effect until the principal of and interest on the Securities of such series and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of or interest on Securities of any Series or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 14.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 14.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation.

Section 14.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor hereunder forthwith on demand by the Trustee or the Holders.

Section 14.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee shall not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the U.S. Bankruptcy Code and/or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the Trustee, the Holders, the Obligors hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the U.S. Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law.

Section 14.08. Execution and Delivery of Guarantee. The execution by the Guarantor of this Indenture and the Securities of a series evidences the Guarantee with respect to such series, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 14.09. Release of Guarantee. The Guarantee will terminate with respect to a series of Securities upon defeasance or discharge of such series of Securities, as provided in Article 4, and upon the substitution of the Guarantor for the Issuer as provided in Section 8.03 with respect to each series of Securities to which such substitution applied.

Upon delivery by the Issuer or the Guarantor to the Trustee of an Authorized Person Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PEPSICO SINGAPORE FINANCING I PTE. LTD., as Issuer

By:	/s/ James T. Caulfield
	Name:	James T. Caulfield
	Title:	Authorized Signatory

By:	/s/ Ada Cheng
	Name:	Ada Cheng
	Title:	Authorized Signatory

PEPSICO, INC., as Guarantor

By:	/s/ James T. Caulfield
	Name:	James T. Caulfield
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Ada Cheng
	Name:	Ada Cheng
	Title:	Senior Vice President, Finance and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Christopher J. Grell
	Name:	Christopher J. Grell
	Title:	Vice President

[Signature Page to Indenture]